OPTION AGREEMENT

THIS Option Agreement (this “Agreement”) dated _____________________ , is made by and between Convenience TV Inc. (the “Company”), and  _______________________, the undersigned optionee (the “Optionee”), of _____________________________ , ______________, ____________________________.

The purpose of this AGREEMENT is to set forth the terms whereby the Optionee will hold an option to acquire _______________ shares of its common stock (the “Shares”) from the Company.

The following numbered paragraphs reflect the entire understanding of the arrangement between Optionee and Company.

1.	Terms and Conditions of Option

In consideration for certain consulting services rendered to the Company by Optionee, the Company hereby grants to the Optionee the option (the “Option”) to purchase, subject to the terms and conditions of this Agreement, the Shares, at an exercise price of $__________ per Share (the “Option Price”).

The term (the “Option Term”) of the Option shall commence on the date of this Agreement and shall expire on the __________ anniversary of the date of this Agreement (the “Expiration Date”). The Option shall vest immediately.

2.	Terms of Settlement

On or before the Expiration Date, the Option may be exercised, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the “Notice”) from the Optionee to the Company, which Notice shall:

(a)	state that the Optionee elects to exercise the Option;

(b)	state the number of shares with respect to which the Option is being exercised (the “Optioned Shares”);

(c)

state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice); and

Payment of the Option Price for the Optioned Shares shall be made by delivery of cash, money order or a certified check to the order of the Company in an amount equal to the Option Price.

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Notice must be delivered by mail to:

Convenience TV Inc.
248 Main Street
Venice, CA 90291

Attention: Chief Financial Officer and Treasurer.

or to such other address or facsimile transmission number as the Company may designate as its executive office by public notice or by written notice to the Optionee.

Restricted Status of the Shares; Subsequent Dispositions

The Optionee hereby confirms its understanding that the Shares to be delivered to the Optionee will be “restricted securities” as that term is defined in Rule 144 under the under the Securities Act of 1933, as amended (the “Securities Act”), and agrees that such Shares shall bear a restrictive legend indicating that they have not been registered under the Securities Act. The Optionee hereby agrees that it shall not make any subsequent offer, sale, transfer, or pledge of Shares unless such disposition is pursuant to registration under the Securities Act and any applicable securities laws of any state or pursuant to an exemption therefrom.

3.	Representations and Warranties of Company

Company represents and warrants that:

(a)

immediately prior to and at the exercise of the Option, the Company shall be the legal and beneficial owner of the Shares and the Company shall transfer to the Optionee the Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b)

the Company has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Company hereunder and to consummate the transactions contemplated hereby;

(c)

there are no investigations, actions, suits or proceedings, administrative or otherwise, threatened or pending to the knowledge of the Company that affect each Company’s rights to their respective Shares or the sale of their respective Shares;

(d)	the warranties and representations of the Company and the provisions hereof shall survive the date hereof, and the consummation of the transactions contemplated herein;

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(e)

the Company shall indemnify, defend and hold harmless Optionee from and against all liabilities incurred by Optionee, directly or indirectly, including without limitation, all reasonable attorney’s fees and court costs, arising out of or in connection with the purchase of the Company’s Shares set forth in this Agreement, except where fraud, intent to defraud or default of payment evolves on the part of Optionee; and

(f)

such Company is not insolvent, is not in receivership, nor is any application for receivership pending; no proceedings are pending by or against it in bankruptcy or reorganization in any State or Federal court, nor has it committed any act of bankruptcy.

4.	Optionee’s Representations

The Optionee hereby represents, warrants and covenants to the Company the following:

     4.01 Transfer Restrictions. Purchasers (and/or assigns) agree that the shares underlying the Option being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

     4.02 Investment Intent. The Optionee is acquiring the Option for its own account for investment, and not with a view toward distribution thereof.

     4.03 No Advertisement. The Optionee acknowledges that the Options have been offered to them in direct communication between them and the Company, and not through any advertisement of any kind.

     4.04 Knowledge and Experience. The Optionee acknowledges that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Optionee acknowledges that the Company has given them and all of their counselors’ access to all information relating to the Company’s business that they or any one of them have requested. The Optionee acknowledges that it has sufficient business and financial experience, and knowledge concerning the affairs and conditions of the Company so that they can make a reasoned decision as to this purchase of the Option and are capable of evaluating the merits and risks of this purchase.

     4.05 Accredited Investor. The Optionee is either:

(a)	an “Accredited Investor” as defined in Regulation D of the Act; or

(b)

a close personal friend of a director or executive officer of the Company and has known the director or executive officer for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the said person; or a close business associate of the Company and has had sufficient prior business dealings with the director or executive officer to be in a position to assess the capabilities and trustworthiness of the said person; and either alone or with the Optionee’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by the Company or any affiliate or selling agent of Sellers, directly or indirectly, has sufficient knowledge and experience in financial and business matters that the Otionee is capable of evaluating the merits and risks of an investment in the Option offered by the Company and of making an informed investment decision with respect thereto and has the capacity to protect the Optionee’s own interests in connection with the Optionee’s proposed investment in the Option.

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5.	Entire Agreement

This Agreement sets forth the entire understanding and agreement between the parties with reference to the subject matter hereof, and there are no other agreements, inducements, understandings, restrictions, warranties or other representations verbal or otherwise between the parties other than those set forth herein.

6.	Legal Agreement

By the signatures of their appointed representatives appearing below, the Optionee and Company will have duly executed and delivered this agreement, constituting a legal, valid and binding agreement enforceable under the laws of the State of California in accordance with its terms.

7.	Further Acts

Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

8.	Survival

This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

9.	Notice

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been duly given (1) on the date of delivery, if delivered personally, or sent by facsimile by 3:00 p.m. local time at the place of delivery on such date, followed by an original delivered by first class mail, registered or certified, return receipt requested, postage prepaid, to the party to whom notice is to be given, (2) within 72 hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, return receipt requested, postage prepaid, or (3) on the following day if sent by a nationally recognized overnight delivery services, in each case, properly addressed to the party at his address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to the others.

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10.	Assignment and Termination

No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

11.	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

CONVENIENCE TV INC.

Per:
Authorized Signatory

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